Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2002 through September 30, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                             Type of
                             Security*  Date                                     Principal/           Price                  % of
                             (1),(2),  Offering   Purchase                         Shares    Price    Paid         % of      Fund
             Issuer          (3),(4)   Commenced    Date      Selling Broker**   Purchased   /Par     By Fund      Issue     Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS FUNDS TRUST***
NATIONS ASSET ALLOCATION
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02   04/03/02    JP Morgan Chase      411,000  $99.69   $409,705       0.04%    0.09%
DR Horton, Inc. Corporation,
 8.50%, 04/15/02                1       04/04/02   04/04/02  Salomon Smith Barney   217,000  $99.17   $215,201       0.01%    0.05%
Standard Pacific, 9.25%,
 4/5/12                         1       04/10/02   04/10/02    CS First Boston      150,000  $99.20   $148,800       0.10%    0.00%
AT&T Wireless Service
 Corporation, 8.25%, 05/01/12   1       04/11/02   04/11/02    JP Morgan Chase      297,000  $99.50   $295,515       0.01%    0.06%
Capital Auto Receivables
 Asset Trust - 2002B , 4.18%,
 10/15/07                       1       04/15/02   04/15/02    JP Morgan Chase      734,000  $99.99   $733,955       0.05%    0.16%
CITEC 2002 - VTI A4,            1       05/09/02   05/09/02    Deutsche Bank        900,000  $99.996  $899,966       0.08%    0.19%
                                                                - Alex Brown
Johns Q. Hammons, 8.875%,
 05/15/12                       1       05/14/02   05/14/02     Lehman Bros.        104,000  $100.00  $104,000       0.02%    0.02%
Wells Fargo Financial, 4.875%,
 6/12/07                        1       06/05/02   06/05/02 Salomon Smith Barney    386,000  $99.388  $383,638       0.08%    0.09%
Advance Medical Optics, 9.25%,
 07/15/10                       1       06/13/02   06/13/02     Merrill Lynch        94,000  $98.60    $92,681       0.05%    0.02%
PCA Finance, LLC, 11.875%,
 08/01/09                       1       06/20/02   06/20/02     Goldman Sachs       160,000  $98.22   $157,149       0.10%    0.04%
L-3 Communications  Corp.,
 7.65%, 06/15/2012              1       06/25/02   06/25/02     Lehman Bros.        209,000 $100.00   $209,000       0.03%    0.05%

NATIONS CASH RESERVES
CITEC 2002-VTI A                1       05/14/02   05/14/02    Deutsche Bank     35,000,000 $100.00   $35,000,000   12.13%    0.03%
                                                                - Alex Brown
HAROT 2002-2 A1                 1       05/21/02   05/21/02       JP Morgan      75,000,000 $100.00   $75,000,000   15.18%    0.07%
WESTO 2002-2 A1                 1       05/22/02   05/22/02    Deutsche Bank     35,000,000 $100.00   $35,000,000   10.00%    0.03%
                                                                - Alex Brown
CARMAX 2002-1 A1                1       06/14/02   06/14/02       Wachovia       25,000,000 $100.00   $25,000,000   22.73%    0.03%
USAA AutoOwner Trust
 (US AOT 2002-1 A1)             1       09/18/02   09/18/02     Bank One, NA        440,000 $100.00   $44,000,000   24.72%    0.06%

NATIONS MIDCAP VALUE
Temple Inland, CvPfd., 7.5%     1       04/25/02   04/25/02  Salomon Smith Barney     8,910 $50.00    $445,500       0.15%    0.37%
Hartford Financial Mandatory
 Convertible Equity             1       09/09/02   09/09/02  Salomon Smith Barney    11,280 $50.00    $564,000       0.19%    0.28%


NATIONS LARGECAP VALUE
El Paso                         1       06/20/02   06/20/02    CS First Boston        6,300 $19.95    $125,685       0.01%    0.77%

NATIONS SMALLCAP VALUE
Aeropostale                     1       05/15/02   05/15/02     Bear Stearns            788 $18.00     $14,184       0.01%    0.09%
Cumulus Media                   1       05/17/02   05/17/02     Deutsche Bank         5,000 $19.75     $98,750       0.99%    0.58%
Eon Labs                        1       05/22/02   05/22/02    CS First Boston       15,000 $15.00    $225,000       0.16%    1.19%
CTI Molecular Imaging           1       06/20/02   06/20/02    CS First Boston       15,000 $17.00    $255,000       0.14%    0.88%
Hewitt Associates               1       06/20/02   06/20/02     Goldman Sachs        10,000 $19.00    $190,000       0.09%    0.65%

NATIONS STRATEGIC INCOME
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02   04/03/02    JP Morgan Chase      111,000 $99.69    $110,650       0.01%    0.04%
AT&T Wireless Service
 Corporation, 8.25%, 05/01/12   1       04/11/02   04/11/02    JP Morgan Chase      110,000 $99.50    $109,450       0.01%    0.04%
Capital Auto Receivables
 Asset Trust - 2002B , 4.18%
 10/15/07                       1       04/15/02   04/15/02    JP Morgan Chase      145,000 $99.99    $144,991       0.01%    0.06%
CITEC 2002 - VTI A4,            1       05/09/02   05/09/02    Deutsche Bank        420,000 $99.996   $419,984       0.04%    0.16%
                                                               - Alex Brown
Wells Fargo Financial, 4.875%,
 6/12/07                        1       06/05/02   06/05/02 Salomon Smith Barney    186,000 $99.388   $184,862       0.04%    0.07%


NATIONS SHORT-TERM INCOME
AT&T Wireless Service , Inc.
 6.875%, 4/18/05                1       04/11/02   04/11/02     Merrill Lynch     2,000,000 $99.55    $1,990,920     0.80%    0.30%
Capital Auto Receivables
 Asset Trust - 2002B , 4.18%
 10/15/07                       1       04/15/02   04/15/02    JP Morgan Chase    1,310,000 $99.99    $1,309,920     0.09%    0.20%
Capital Auto Receivables
 Asset Trust - 2002A A3,
 4.03%, 08/15/06                1       04 /16/02  04/16/02    Deutsche Bank      3,000,000 $99.98    $2,999,494     0.30%    0.45%
                                                               - Alex Brown
CITEC 2002 - VTI A4,            1       05/09/02   05/09/02    Deutsche Bank      2,000,000 $99.996   $1,999,925     0.19%    0.30%
                                                               - Alex Brown
CITEC 2002 - VTI, B             1       05/09/02   05/09/02    Deutsche Bank      1,750,000 $99.99    $1,749,838     0.16%    0.26%
                                                               - Alex Brown
Household Auto Receivables
 2002-2 A-3                     1       08/21/02   08/21/02     Merrill Lynch        40,007 $99.982   $40,000        0.01%    0.01%

NATIONS BOND
AOL-Time Warner, 6.15%,
 05/01/07                       1       04/03/02   04/03/02    JP Morgan Chase    5,016,000 $99.69    $5,000,200     0.50%    0.09%
DR Horton, Inc. Corporation,
 8.50%, 04/15/02                1       04/04/02   04/04/02  Salomon Smith Barney 2,149,000 $99.17    $2,131,185     0.09%    0.04%
Standard Pacific, 9.25%,
 4/5/12                         1       04/10/02   04/10/02    CS First Boston    1,500,000 $99.20    $1,488,000     1.00%    0.02%
AT&T Wireless Service
 Corporation, 8.25%, 05/01/12   1       04/11/02   04/11/02    JP Morgan Chase    3,204,000 $99.50    $3,187,980     0.16%    0.05%
Capital Auto Receivables
 Asset Trust - 2002B , 4.18%,
 10/15/07                       1       04/15/02   04/15/02    JP Morgan Chase    4,725,000 $99.99    $4,724,712     0.34%    0.09%
CITEC 2002 - VTI A4,            1       05/09/02   05/09/02    Deutsche Bank      4,380,000 $99.996   $4,379,836     0.41%    0.08%
                                                                - Alex Brown
Johns Q. Hammons, 8.875%,
 05/15/12                       1       05/14/02   05/14/02     Lehman Bros.      1,213,000 $100.00   $1,213,000     0.24%    0.02%
Wells Fargo Financial,
 4.875%, 6/12/07                1       06/05/02   06/05/02 Salomon Smith Barney  6,250,000 $99.388   $6,211,750     1.24%    0.14%
Advance Medical Optics,
 9.25%, 07/15/10                1       06/13/02   06/13/02     Merrill Lynch     1,059,000 $98.60    $1,044,142     0.60%    0.02%
PCA Finance, LLC, 11.875%,
 08/01/09                       1       06/20/02   06/20/02     Goldman Sachs     1,815,000 $98.22    $1,782,657     1.08%    0.04%
L-3 Communications  Corp.,
 7.65%, 06/15/2012              1       06/25/02   06/25/02     Lehman Bros.      2,390,000 $100.00   $2,390,000     0.32%    0.06%
Solutia Inc., 11.25%,
 7/15/09                        1       07/02/02   07/02/02 Salomon Smith Barney  1,566,000 $89.99    $1,409,275     0.63%    0.18%

NATIONS CONVERTIBLE SECURITIES
Alltel Corporation              1       04/30/02   04/30/02 Salomon Smith Barney     97,000 $50.00    $4,850,000     0.39%    0.70%
Sonic Automotive Corporation,
 5.25%, 05/7/09                 1       05/01/02   05/01/02     Merrill Lynch       193,000 $100.00   $193,000       0.15%    0.03%
El Paso Mondatory, 9% Pfd Cvd   1       06/20/02   06/20/02    CS First Boston       79,330 $50.00    $3,966,500     0.02%    0.50%
Hartford Financial Services,
 Pfd 6%                         1       09/09/02   09/09/02 Salomon Smith Barney     40,900 $50.00    $2,045,000     0.14%    0.24%

Century Telephone Convertible
 Bond, 4.75%, 08/01/32          3       08/21/02   08/21/02    JP Morgan Chase      950,000 $100.00   $950,000       0.63%    0.11%

NATIONS SMALL COMPANY
Aeropostale                     1       05/15/02   05/15/02     Bear Stearns         49,212 $18.00    $885,816       0.39%    0.12%
Computer Programs and
 Systems, Inc.                  1       05/21/02   05/21/02     Morgan Keegan       100,000 $16.50    $1,650,000     3.33%    0.23%
Triumph Group, Inc.             1       06/07/02   06/07/02     Deutsche Bank        70,000 $40.50    $2,835,000     2.98%    0.40%

NATIONS VALUE
El Paso                         1       06/20/02   06/20/02    CS First Boston      107,400 $19.95    $2,142,630     0.24%    0.35%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

***Prior to May 10, 2002, certain Nations Funds were in Nations Reserves,
Nations Fund, Inc. and Nations Fund Trust. Transactions that occurred prior to that date require approval from the appropriate board.


The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).